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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption 'Experts' and to the incorporation by reference in this Registration Statement (Form S-3) and related Prospectus of Leucadia National Corporation for the registration of 241,000 of its common shares, of our report, dated February 20, 2004, with respect to the financial statements of Berkadia LLC for the year ended December 31, 2003, included in the Leucadia National Corporation 2003
Form 10-K, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


Phoenix, Arizona
November 3, 2004